UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

RTW RETAILWINDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTWIQ	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2020, RTW Retailwinds, Inc. and its wholly-owned direct and indirect subsidiaries (the “Company”) after a bankruptcy auction, has entered into an asset purchase agreement (the “Agreement”) with the winning bidder at such auction, Saadia Group, LLC, for the sale of its eCommerce business and all related intellectual property, including its websites, www.nyandcompany.com, www.fashiontofigure.com and its rental subscription businesses at www.nyandcompanycloset.com and www.fashiontofigurecloset.com for a cash purchase price of $40 million plus assumption of certain liabilities, including honoring gift cards, subject to closing adjustments. The Agreement supersedes the prior stalking horse asset purchase agreement announced on August 4, 2020 with Sunrise Brands, LLC. The Agreement is subject to final approval by the Bankruptcy Court and a hearing is scheduled on Thursday, September 3, 2020. The above description is subject to the Agreement which is furnished as Exhibit 99.2 hereto.

On July 13, 2020, the Company filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Company has requested joint administration of its Chapter 11 cases under the caption In re: RTW Retailwinds, Inc., et. al., Case No. 20-18445. The Company does not expect that any distributions will be paid on account of any outstanding equity securities of the Company, which are expected to be canceled on or before the conclusion of the Chapter 11 cases with no payment or other distribution thereon.

Item 7.01 Regulation FD Disclosure.

On August 31, 2020, the Company issued a press release announcing that it has entered into an asset purchase agreement with Saadia Group, LLC for the sale of its eCommerce business and all related intellectual property. The press release is furnished as Exhibit 99.1 hereto.

The information, including Exhibit 99.1 hereto, the Company furnished under Item 7.01 of this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
99.1	Press release issued on August 31, 2020
99.2	Asset Purchase Agreement by and among RTW Retailwinds, Inc., the other sellers party hereto, and Saadia Group, LLC dated as of August 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: August 31, 2020	Name:	Sheamus Toal
	Title:	Chief Executive Officer and
Chief Financial Officer

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